February 12, 1996

Delta Woodside Industries, Inc.
233 North Main Street
Suite 200
Hammond Square
Greenville, South Carolina 29601
Attention:  President

     RE: Credit Agreement dated as of September 7, 1994 (the "Credit Agreement") by and among Delta Woodside Industries, Inc. (the "Borrower"), the Lenders described therein, NationsBank, N.A. (formerly known as NationsBank of North Carolina, N.A.), as Agent, and Bank of America National Trust and Savings Association and The Bank of New York, as Co-Agents

Dear Sirs:

You have informed us that the Borrower will be in violation of Section 9.1(d) of the above referenced Credit Agreement for the Fiscal Quarter ended December 31, 1995, and you have requested that the Lenders waive such violation.

The defined terms in the Credit Agreement are incorporated herein by reference.

In accordance with your request, the undersigned Lenders hereby agree to waive through and including March 15, 1996 the violation of Section 9.1(d) of the Credit Agreement resulting from the failure of the Borrower to maintain the required Interest Coverage Ratio for the Fiscal Quarter ended December 31, 1995. Unless further waived by the Lenders, such violation of
Section 9.1(d) shall, immediately on and as of March 16, 1996 (without any further notice or lapse of time), constitute an Event of Default under the Credit Agreement.

In consideration of the waiver provided by the Lenders pursuant hereto, the Borrower hereby agrees that:

            (i) nothwithstanding any provision to the contrary set forth in the Credit Agreement, on and after the date hereof, the Applicable Margin shall equal 225 basis points; and

           (ii) on or before March 15, 1996, the Borrower shall cause all of the accounts receivable, inventory and equipment of the Borrower and each of the Subsidiary Guarantors to become subject to first priority, perfected liens in favor of the Agent, for the benefit of the Lenders, pursuant to such security documents as the Agent may require, and, in connection therewith, the Borrower shall cause to be delivered to the Agent such other documentation as the Agent may reasonably request, including without limitation appropriate UCC-1 financing statements, certified corporate resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Agent.

The waiver set forth above shall be effective only in the specific instance provided for above and only for the purpose for which given and shall not entitle the Borrower to any other or further waivers in similar or other circumstances.

Except as waived hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

This letter may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

      [The remainder of this page has been left blank intentionally.]



NATIONSBANK, N.A.



By:  /s/ E. Phifer Helms
Title:  Senior Vice-President



BANK OF AMERICA NATIONAL TRUST
 AND SAVINGS ASSOCIATION,


By: /s/ Michael J. McKenney
Title: Vice President


THE BANK OF NEW YORK


By: /s/ H. Stephen Griffith
Title: Senior Vice President


FIRST UNION NATIONAL BANK OF
 SOUTH CAROLINA


By:  /s/ Harry C. Farthing
Title:  Vice President


WACHOVIA BANK OF SOUTH CAROLINA


By:  /s/ Suzanne L. Morrison
Title: Corporate Banking Officer


THE BANK OF NOVA SCOTIA



By: /s/ W. C. Zarrett
Title:  Senior Relationship Manager


PNC BANK, NATIONAL ASSOCIATION


By: /s/ Robert J. Mitchell, Jr.
Title: Vice President

NATWEST BANK N.A.


By: /s/ Kurt S. Pohmer
Title:  Assistant Vice President


ACCEPTED AND AGREED:

DELTA WOODSIDE INDUSTRIES, INC.


By: /s/ Bettis C. Rainsford
Title: Executive Vice President



ACKNOWLEDGED AND CONSENTED TO:

ALCHEM CAPITAL CORPORATION
DELTA MILLS, INC.
DUCK HEAD APPAREL COMPANY, INC.
CARGUD, SOCIEDAD ANONIMA
ARMONIA TEXTIL, SOCIEDAD ANONIMA
NAUTILUS INTERNATIONAL, INC.
NAUTILUS DIRECT, INC.
DELTA CONSOLDIATED CORPORATION
DELTA MERCHANDISING, INC.



By: /s/ Bettis C. Rainsford
    Bettis C. Rainsford
    Executive Vice President for
      each of the above corporations

cc:  Eric B. Amstutz, Esq.